UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2025

TKO Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41797	92-3569035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue, 7th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 558-8333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	TKO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.	Changes in Control of Registrant.

On March 24, 2025 (the “Closing Date”), Silver Lake and its affiliates completed the previously announced acquisition (the “Endeavor Acquisition”) of Endeavor Group Holdings, Inc. (“Endeavor”), the parent company of TKO Group Holdings, Inc. (the “Company”), as described in a Current Report on Form 8-K filed by Endeavor on the Closing Date. In connection with the Endeavor Acquisition, Silver Lake and its affiliates became the sole controlling shareholders of Endeavor.

As a result of the Endeavor Acquisition and the change in control of Endeavor, a change in control of the Company occurred for purposes of this Item 5.01. As of the effective time thereof, Silver Lake and its affiliates beneficially own approximately 60.9% of the total voting securities of the Company. For the avoidance of doubt, the Endeavor Acquisition does not constitute a “Change in Control” under, and as defined in, the First Lien Credit Agreement dated as of August 18, 2016, by and among Zuffa Guarantor, LLC, UFC Holdings, LLC (n/k/a TKO Worldwide Holdings, LLC), the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, as previously amended and restated, or a “Change of Control” under, and as defined in, the Company’s 2023 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

By:	/s/ Andrew Schleimer
Name:	Andrew Schleimer
Title:	Chief Financial Officer

Date: March 24, 2025